                                                                    Exhibit 5(K)



                                                             -------------------
                                                             GAC number
                                                             -------------------
                                                             Certificate number

                                                             For MetLife use


METLIFE RETIREMENT INCOME OPTIMIZER APPLICATION
A Variable Income Annuity

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS FORM.

This is an application under a [Non-Qualified][Governmental Section 457
(b)][Tax-exempt 457(b)][SIMPLE IRA][Traditional IRA][Keogh][Section 401(a)][Section 403(a)][Section 403(b)][SEP Section 408(k)] plan.

1 APPLICANT/ANNUITANT (Annuitant will be the Owner unless Owner section is completed)

-------------------------------------------       -----------------------------
First name    Middle initial   Last name          Date of birth (Month/Day/Year)

-------------------------------------------       -----------------------------
Street address                                    Daytime phone number

-------------------------------------------       ------------------------------
City            State       ZIP code              Evening phone number




[Sex:[ ] Male [ ] Female] [Marital Status: [ ] Married  [ ] Unmarried or legally separated]


-------------------------------------------       -----------------------------
Citizenship      Country of Legal Residence       Social Security Number

-------------------------------------------       -----------------------------
Occupation       Annual Income                    Federal Tax Bracket

-------------------------------
Ages of Dependents

Net  Worth (excluding value of primary residence):

 [ ] $0 - 9,999          [ ] $10,000 - 19,999     [ ] $20,000 - 39,999     [ ] $40,000 - 69,999
 [ ] $70,000 - 99,999    [ ] $100,000 - 249,999   [ ] $250,000+

Please tell us the amount of annual income you may receive from each of the following sources:

      Pensions and Social Security:
                                   -----------------------
      Earned Income:
                    --------------------------------------
      Other:
            ----------------------------------------------

Associated person of a broker-dealer?   [ ]  Yes     [ ]  No

ID Verification: [ ] US Driver's License    [ ] Green Card

                 [ ] Passport    [ ]Other (please specify)

ID Issuer:                        ID reference no:
         --------------------                       ----------------
ID issue date:                    ID expiration date:
              ---------------                        ---------------

JOINT ANNUITANT IN CERTIFICATE (complete only if Income for Two - with or without a guarantee period - is elected under Section 3.)


Form G.20391                MetLife Retirement Income Optimizer Application Form

------------------------------------------------------    ----------------------
First name        Middle initial    Last name             Date of birth

------------------------------------------------------    ----------------------
Street address          City           State    Zip       Daytime phone number

-------------------------
Relationship to annuitant    [Sex:[ ] Male [ ] Female]

[Marital Status:    [ ] Married        [ ] Unmarried or legally separated]

------------------------------------------------------    ----------------------
Citizenship      Country of Legal Residence               Social Security Number

------------------------------------------------------    ----------------------
Occupation       Annual Income                            Federal Tax Bracket

----------------------------
Ages of Dependents

Net Worth (excluding value of primary residence):


 [ ] $0 - 9,999          [ ] $10,000 - 19,999     [ ] $20,000 - 39,999     [ ] $40,000 - 69,999
 [ ] $70,000 - 99,999    [ ] $100,000 - 249,999   [ ] $250,000+

Please tell us the amount of annual income you may receive from each of the following sources:

      Pensions and Social Security:
                                   --------------------------
      Earned Income:
                    -----------------------------------------
      Other:
            -------------------------------------------------

Associated person of a broker-dealer?   [ ]  Yes     [ ]  No

ID Verification: [ ] US Driver's License    [ ] Green Card

                 [ ] Passport    [ ]Other (please specify):------------------

ID Issuer:                        ID reference no.:
         -----------------------                   ----------------------
ID issue date:                    ID expiration date:
             -------------------                     --------------------

[NOTE:  You must provide proof of all annuitants' birth dates.]


[2]   OWNER (Complete only if the Owner is different from the Annuitant)

--------------------------------------------------------------------------------
Plan or trust name or employer


--------------------------------------------------------------------------------
Street address                City        State          Zip code


Form G.20391

[3] INCOME PAYMENTS

    A. Income Options (choose only one)

    (NOTE: For plans subject to ERISA, which are subject to the spousal consent requirement, or where otherwise required under the employer's plan, if you are married, you must select Lifetime Income for Two with your spouse as the sole Second Annuitant, unless your spouse agrees otherwise and completes a consent form.)

      1.    Income payments based on your life

            [ ]   Lifetime Income

            [ ]   Lifetime Income with a Guarantee Period of____ years


      2.    Income payments based on your life and someone else's life

            [ ]   Lifetime Income for Two

            [ ]   Lifetime Income for Two with a Guarantee Period of____ years

            For either of the above two options, please mark the appropriate boxes below:

            a)Percentage of payment made to survivor: [ ] 100% [ ] 75%
                                                      [ ] 66 2/3% [ ] 50%

            b)[ ] When you die [ ] When either one of you dies



    B. Withdrawal Option (Available with any of the above options at time of application. May not be changed once elected.)

       [ ]  Withdrawal Option

       (NOTE: For IRA or other Qualified contracts, withdrawals may only be made in the first two contract years. Selecting the withdrawal option will reduce your income payments.)


    C. Payment frequency:[ ] Monthly [ ] Quarterly [ ]Semi-Annually [ ] Annually



    D. Payment start date:______/__ /____(Income payments must begin within
                          Month Day  Year
       12 months.)

[4] BENEFICIARY DESIGNATION

    A. Beneficiary(ies)

       Any payments will be made to the beneficiary(ies) listed below in equal shares, unless specified otherwise.

       -------------------------------------------------------------------------
       Name        Relationship       Social Security Number         Percentage

       -------------------------------------------------------------------------
       Name        Relationship       Social Security Number         Percentage

    B. Contingent beneficiary(ies)

       -------------------------------------------------------------------------
       Name        Relationship       Social Security Number         Percentage

       -------------------------------------------------------------------------
       Name        Relationship       Social Security Number         Percentage


Form G.20391

[5]   DIRECT DEPOSIT

      Please complete the following information to have income payments deposited directly to the Annuitant's account at the financial institution specified below.

        Type of account:[ ] Checking [ ] Savings [ ] Other        (Specify type)
                                                          --------

        Account number:                          Bank routing number*
                   -----------------------------                     -----------

        *Please obtain this number from your financial institution. If you are unable to do so, you may attach a voided check from your checking account or a deposit slip from your savings account.

        Financial Institution:
                             ---------------------------------------------------
                            Name
        ------------------------------------------------------------------------
        Street address                   City                   State     Zip

      [ ] CHECK HERE IF YOU PREFER TO RECEIVE YOUR INCOME PAYMENTS BY CHECK.

[6]   PURCHASE PAYMENT INFORMATION

      [A.]  Purchase payment amount: $ ----

      [B.]  Amount of purchase payment previously taxed: $ --------------
                                    (to be filled in by the plan administrator)]

      [C.]  [ ] 100% of my [XXXX PLAN] account balance (estimated amount $-----)

            [ ] Specific dollar amount $_______________]



[7]   REPLACEMENT

      (a) Do you have any existing individual life insurance or annuity contracts?

      [ ]  Yes    [ ]  No

      (b) Will the annuity applied for replace one or more existing annuity or life insurance contracts?

      [ ]  Yes    [ ]  No

      (NOTE: Replacement includes any surrender, loan, withdrawal, lapse, reduction or redirection of payments on an annuity or life insurance contract in connection with this application. If annuitant answers "Yes" in (b), the Representative must complete a MetLife Annuity Replacement Questionnaire.)


Form G.20391

[8] [RISK TOLERANCE (INVESTMENT OBJECTIVE) AND] ALLOCATION

    [  Check only one:

      [ ]   Conservative
      [ ]   Moderate
      [ ]   Aggressive ]

      Indicate the percentage to be allocated to each funding option. The investment objective you are most comfortable with should have the largest percentage allocation. Percentages must be in whole numbers and total 100%. You may change your allocation at any time. The funding options are listed by their approximate degree of risk from conservative to aggressive. Note that these allocations will be established at issue. Investment performance will cause them to vary over time.

   FUNDING CHOICES                         FUNDING CHOICES

   CONSERVATIVE                            MODERATE TO AGGRESSIVE (CONT'D)
   ____% Fixed Income Option               ____% Janus Aggressive Growth
                                           ____% Met/Putnam Voyager

   CONSERVATIVE TO MODERATE                ____% T. Rowe Price Large Cap Growth
   ____% Lehman Brothers(R) Aggregate      ____% MetLife MidCap Stock Index
   Bond Index                              ____% Harris Oakmark Focused Value
   ____% PIMCO Total Return                ____% Neuberger & Berman Partners Mid
   ____% Salomon Brothers U.S.             Cap Value
   Government                              ____% Janus Mid Cap
   ____% State Street Research Bond        ____% State Street Research
   Income                                  Aggressive Growth
                                           ____% T. Rowe Price Mid Cap Growth
   MODERATE

   ____% Salomon Brothers Strategic
   Bond Opportunities

   ____% State Street Research
   Diversified


   MODERATE TO AGGRESSIVE                  AGGRESSIVE
    ____% Lord Abbett Bond Debenture       ____% Loomis Sayles Small Cap
    ____% American Funds Growth - Income   ____% Russell 2000(R) Index
    ____% MetLife Stock Index              ____% State Street Research Aurora
    ____% MFS Investors Trust              ____% Franklin Templeton Small Cap
                                                 Growth
   ____% MFS Research Managers             ____% T. Rowe Price Small Cap Growth
   ____% State Street Research
         Investment Trust
   ____% Davis Venture Value               ____% Scudder Global Equity
   ____% Harris Oakmark Large Cap Value    ____% MFS Research International
   ____% American Funds Growth             ____% Morgan Stanley EAFE(R) Index
                                           ____% Putnam International Stock
                                           ____% PIMCO Innovation
                                           ____% American Funds Global Small
                                                 Capitalization




                        TOTAL ALLOCATION MUST EQUAL 100%


Form G.20391

[9]   ASSUMED INVESTMENT RETURN
[

      [ ]   3%

      [ ]   4%

      [ ]   5%

      [ ]   6%]

      (NOTE: The Assumed Investment Return (AIR) is used to determine the amount of your first payment, and is compared against the actual investment returns you achieve to determine the amount of all subsequent payments. If your investment returns exceed your AIR and Separate Account charges, payments increase; if your AIR and Separate Account charges are greater than your investment returns, payments decrease. Please note that choosing a higher AIR will result in a greater initial payment, but will make income growth more difficult to achieve. The AIR you choose cannot be changed once elected.)]



[10]  SOURCE OF FUNDS

      Please indicate the source of funds for purchase payment:

      [ ] Life insurance policy [ ] Mutual fund [ ] Brokerage account [ ] CD
      [ ] Annuity contract [ ] Savings [ ] Inheritance [ ] Discretionary income (salary/bonus) [ ] Pension assets [ ] Business income [ ] Legal settlement
      [ ] Other (please explain):

[11]  TAX WITHHOLDING [EXEMPTION CERTIFICATE AND] ELECTION

      The taxable portion of each income payment is subject to federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances, unless you file an election to request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election. You may change your election at any time and as often as you wish.

      If [you elect not to have withholding apply to your income payments, or if] you do not have enough federal income taxes withheld from your income payments, you may be responsible for paying estimated tax directly to the Internal Revenue Service. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. If you have not provided the correct taxpayer identification number, we will treat this election as invalid and will withhold taxes by treating you as a single person with no withholding allowances. This will remain in effect until your correct tax identification number is received. Certain states require withholding of state income tax when federal income tax withholding applies. Additionally, certain states may impose similar estimated tax rules and tax penalties. You should consult with your tax advisor to determine whether any of these states may impose similar estimated tax rules and tax penalties and whether those apply to you.

      [SELECT ONE OF THE WITHHOLDING OPTIONS LISTED BELOW:]
      [INDICATE THE APPROPRIATE WITHHOLDING BASIS BELOW:]

      [[ ] Do not withhold federal or state income taxes from my income payments.

            (My election is void unless I have provided my correct tax identification number.)]


Form G.20391

      [ ] Please withhold federal income taxes and state income taxes, where required, from the taxable portion of each income payment based on the following allowances and marital status selected below:

              [ ] Married [ ] Single [ ] Married but withhold at higher single rate

      Number of withholding allowances claimed:__________

      Withhold the following additional amount of taxes from each income payment: $_________________

      Social Security Number or Taxpayer Identification Number______________


      UNDER PENALTIES OF PERJURY I CERTIFY: 1) THAT THE NUMBER SHOWN ABOVE IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER; AND 2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I HAVE NOT BEEN NOTIFIED BY THE IRS THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR (B) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND 3) I AM A U.S. CITIZEN OR A U.S. RESIDENT FOR TAX PURPOSES.

      --------------------------------------------------------------------------
      Signature of Contract Owner                                 Date

      (NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.)

[12]  SIGNATURE OF APPLICANT

      (a)   IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

      To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

      (b)   NOTICE TO APPLICANT

      FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

      ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

      COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance of Regulatory Agencies.

      NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

      NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.


Form G.20391

      OKLAHOMA RESIDENTS ONLY Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

      TENNESSEE RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

      VIRGINIA RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

      (B)   SIGNATURE

      I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I UNDERSTAND THAT [, EXCEPT TO THE EXTENT PROVIDED UNDER THE WITHDRAWAL OPTION IF ELECTED AT ISSUANCE, ]THIS ANNUITY HAS NO CASH VALUE AND CANNOT BE SURRENDERED. [I ALSO UNDERSTAND THAT IF I ELECT THE WITHDRAWAL OPTION, INCOME PAYMENTS WILL BE LOWER THAN IF I HAD NOT ELECTED THE OPTION. ]INCOME PAYMENTS WILL FLUCTUATE BASED ON THE PERFORMANCE OF THE INVESTMENT DIVISIONS AND THE ASSUMED INVESTMENT RETURN STATED IN MY CERTIFICATE. I UNDERSTAND THAT THERE IS NO DEATH BENEFIT AFTER THE PAYMENT START DATE. I acknowledge that I have received a current MetLife Variable Income Annuity prospectus.

      I UNDERSTAND THAT METROPOLITAN LIFE INSURANCE COMPANY DOES NOT GUARANTEE THE TAX CONSEQUENCES OF THE ANNUITY, AND I SHOULD CONSULT MY OWN TAX ADVISOR AS WELL AS THE PROSPECTUS FOR THIS PRODUCT PRIOR TO PURCHASE OF THE ANNUITY[ AND PRIOR TO THE PURCHASE OR EXERCISE OF THE WITHDRAWAL OPTION].

      If I elected the direct deposit option under Section [6], I understand that MetLife will not be liable for any failure to modify or terminate this arrangement until it has received a written request from me and it has had a reasonable time to act upon it. I understand that MetLife's responsibility is fully satisfied as soon as a deposit is made to my account. If any overpayment of income payments is credited to my account in error, I hereby authorize and direct the Bank or other Depository to charge my account and to refund the overpayment to MetLife.

                                        Signed at
      --------------------------------            ------------------------------
      Signature of Applicant/Annuitant                 City          State
      [                              ]  Date
      --------------------------------      ------------------------------------
      [Signature of Witness]                          Month / Day / Year





[12]  [SIGNATURE OF OWNER

      I, the Owner, agree to designate the Annuitant as the payee, and authorize the Annuitant to reallocate future annuity income and the right to change the beneficiary designation. I agree that neither MetLife nor its representatives shall be liable for any adverse consequences as a result of this authorization.


      ------------------------------------     ---------------------------------
      Signature of officer, partner or         Title of officer, partner or
             trustee of Owner                           trustee


Date -------------------------------------]
              Month / Day / Year



                       METROPOLITAN LIFE INSURANCE COMPANY
                               One Madison Avenue
                             New York, NY 10010-3690


Form G.20391